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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITOR'S CONSENT

  We consent to the use in this Registration Statement on Form S-1 of eOn Communications Corporation, formerly Cortelco Systems, Inc., on Form S-1 of our report on the financial statements of BCS Technologies, Inc., dated March 5, 1999, appearing in Registration Statement on Form S-1 (SEC File No. 333-77021), as amended, and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.


                                     /s/ Brock and Company, CPAs, P.C.
                                     Certified Public Accountants

Littleton, Colorado
February 4, 2000